Exhibit 99.1

Media Contact: Investor Contact:	Kimberly Kuo Senior Vice President, Public Affairs, Communications and Communities 704-557-4584 Clifford M. Deal, III Senior Vice President & CFO 704-557-4633

Coca‑Cola Bottling Co. Consolidated Reports

Second Quarter 2017 Results

•	Net sales in the second quarter of 2017 increased 39.1% and comparable(a) net sales increased 2.8% compared to the second quarter of 2016
•	Income from operations in the second quarter of 2017 decreased 13.6% and comparable(a) income from operations increased 7.1% compared to the second quarter of 2016
•

Basic net income per share in the second quarter of 2017 decreased to $0.68 from basic net income per share of $1.68 in the second quarter of 2016 and comparable(a) basic net income per share increased to $2.36 from comparable basic net income per share of $2.11 in the second quarter of 2016

•	Equivalent unit case volume in the second quarter of 2017 increased 33.3% and comparable(a) equivalent unit case volume increased 1.3% compared to the second quarter of 2016

CHARLOTTE, August 8, 2017 – Coca‑Cola Bottling Co. Consolidated (NASDAQ: COKE) today reported operating results for the second quarter ended July 2, 2017 and the first half of fiscal 2017.

Frank Harrison, Chairman and Chief Executive Officer, said, “We maintained our momentum in the second quarter of 2017 as we continued the expansion of our distribution territory and manufacturing capacity while producing solid financial results. I continue to be impressed with the dedication and passion our teammates exhibit in extending our Company’s influence and purpose into the communities, customers and consumers we serve every day.”

Hank Flint, President and Chief Operating Officer, added, “We are pleased with our second quarter and first half results. Significant growth from acquisitions has been complemented with consistent growth in comparable sales volume and revenue. We believe our growth will allow us to leverage core capabilities and improve performance in expansion distribution territories and manufacturing facilities without sacrificing performance in our legacy operations. We look forward to completing our multi-year series of expansion transactions by the end of 2017 and thank our teammates for their ongoing commitment to growing our Company and its purpose.”

Second Quarter 2017 Operating Review

	Second Quarter 2017 % Change Compared to Second Quarter 2016		First Half 2017 % Change Compared to First Half 2016
	Consolidated	Comparable(a)	Consolidated	Comparable(a)

Net sales	39.1%	2.8%	38.8%	2.3%
Income from operations	-13.6%	7.1%	-9.3%	2.0%
Net income per share - basic	-59.5%	11.8%	-76.7%	9.8%
Equivalent unit case volume(b)	33.3%	1.3%	35.4%	1.9%
Sparkling	29.8%	0.8%	32.3%	1.0%
Still	41.2%	2.6%	43.1%	4.1%

(a)  The discussion of the second quarter and first half results includes selected non-GAAP financial information, such as “comparable” results. See discussion of “Non-GAAP Financial Measures” for descriptions and reconciliations.

(b)  Equivalent unit case volume is defined as 24 8-ounce servings or 192 ounces.

•

Consolidated net sales increased $328.9 million, or 39.1%, to $1.17 billion in the second quarter of 2017, as compared to $840.4 million in the second quarter of 2016. The increase in net sales was primarily driven by acquisitions and an increase in comparable net sales of 2.8%. The increase in comparable net sales in the second quarter of 2017 was driven by an increase in comparable equivalent unit case volume of 1.3%. The sparkling product portfolio and the still product portfolio, which has a higher sales price per unit than the sparkling portfolio, both contributed to the increase in comparable net sales.

•

Consolidated income from operations decreased $7.4 million, or 13.6%, to $47.3 million in the second quarter of 2017 from $54.7 million in the second quarter of 2016. The decrease was primarily driven by a $4.6 million increase in expansion transaction expenses and $2.8 million of amortization expense related to the conversion of distribution rights from indefinite lived intangible assets to long lived intangible assets in the first quarter of 2017.

Comparable income from operations, which represents the same geographic territories in all periods presented, increased $3.2 million, or 7.1%, to $47.5 million in the second quarter of 2017 from $44.4 million in the second quarter of 2016. The increase was primarily driven by a $19.1 million increase in comparable net sales.

•

Other expense is primarily comprised of the quarterly mark-to-market fair value adjustment for the Company’s acquisition related contingent consideration liability for territories acquired from Coca‑Cola Refreshments USA, Inc. (“CCR”), a wholly-owned subsidiary of The Coca‑Cola Company, since May 2014. These mark-to-market adjustments are non-cash and reflect changes in underlying assumptions used to calculate the estimated liability in the acquired territories subject to sub-bottling fees. These assumptions include long-term interest rates; projected future operating results; and final settlements of territory values, as agreed upon with CCR, which generally occur beyond one year from the individual territory acquisition dates.

The mark-to-market adjustment was $16.2 million in the second quarter of 2017, as compared to $16.3 million in the second quarter of 2016. The adjustment in the second quarter of 2017 was primarily a result of a change in the risk-free interest rate. The adjustment in the second quarter of 2016 was driven primarily by a change in projected future operating results of the acquired territories subject to sub-bottling fees and a change in the risk-free interest rate.

Additionally, Other expense in the second quarter of 2017 included a $9.4 million charge related to net working capital and other fair value adjustments for the Easton and Salisbury, Maryland and Richmond and Yorktown, Virginia expansion territories acquisitions and the Sandston, Virginia expansion facility acquisition (the “January 2016 Expansion Transactions”). As these adjustments for the January 2016 Expansion Transactions were made beyond one year from the acquisition date, the Company recorded these adjustments through its consolidated condensed statements of operations. This amount remains payable to The Coca‑Cola Company.

•

Consolidated basic net income per share was $0.68 in the second quarter of 2017, as compared to consolidated basic net income per share of $1.68 in the second quarter of 2016. Comparable basic net income per share was $2.36 in the second quarter of 2017, as compared to $2.11 in the second quarter of 2016.

•

Cash flows provided by operating activities were $179.0 million in the first half of 2017, which was an increase of $117.8 million as compared to the first half of 2016. In addition to the cash generated from the newly acquired expansion territories, the increase was driven by a one-time fee of $87.1 million received from CCR in the first quarter of 2017 for the conversion of the Company’s and its subsidiaries’ then existing bottling agreements with The Coca‑Cola Company or CCR to a new and final form comprehensive beverage agreement.

In the first half of 2017, cash payments by the Company for the acquired territories and related assets totaled $235.0 million, which includes $227.8 million for expansion transactions and $15.6 million for the rights to market, promote, distribute and sell glacéau products in certain geographic territories, partially offset by $8.4 million in proceeds from cold drink equipment acquired in the Expansion Transactions. Additions to property, plant and equipment during the first half of 2017 were $79.6 million, which excludes $161.2 million in property, plant and equipment acquired in the Company’s expansion transactions completed during the first half of 2017.

The Company expects to be a net user of cash in 2017 as it continues to acquire distribution rights in additional territories and manufacturing facilities as part of the Company’s previously announced Coca‑Cola system transformation transactions with The Coca‑Cola Company.

About Coca‑Cola Bottling Co. Consolidated

Coke Consolidated is the largest independent Coca‑Cola bottler in the United States. Our Purpose is to honor God, serve others, pursue excellence and grow profitably. For 115 years, we have been deeply committed to the consumers, customers and communities we serve and passionate about the broad portfolio of beverages and services we offer. We make, sell and distribute beverages of

The Coca‑Cola Company and other partner companies in more than 300 brands and flavors across 16 states to over 64 million consumers.

Headquartered in Charlotte, N.C., Coke Consolidated is traded on the NASDAQ under the symbol COKE. More information about the company is available at www.cokeconsolidated.com. Follow Coke Consolidated on Facebook, Twitter, Instagram and LinkedIn.

Cautionary Information Regarding Forward-Looking Statements

Certain statements contained in this news release are “forward-looking statements” that involve risks and uncertainties. The words “believe,” “expect,” “project,” “will,” “should,” “could” and similar expressions are intended to identify those forward-looking statements. Factors that might cause Coke Consolidated’s actual results to differ materially from those anticipated in forward-looking statements include, but are not limited to: our inability to integrate the operations and employees acquired in expansion transactions; lower than expected selling pricing resulting from increased marketplace competition; changes in how significant customers market or promote our products; changes in our top customer relationships; changes in public and consumer preferences related to nonalcoholic beverages, including concerns related to obesity and health concerns; unfavorable changes in the general economy; miscalculation of our need for infrastructure investment; our inability to meet requirements under beverage agreements; material changes in the performance requirements for marketing funding support or our inability to meet such requirements; decreases from historic levels of marketing funding support; changes in The Coca‑Cola Company’s and other beverage companies’ levels of advertising, marketing and spending on brand innovation; the inability of our aluminum can or plastic bottle suppliers to meet our purchase requirements; our inability to offset higher raw material costs with higher selling prices, increased bottle/can sales volume or reduced expenses; consolidation of raw material suppliers; incremental risks resulting from increased purchases of finished goods; sustained increases in fuel costs or our inability to secure adequate supplies of fuel; sustained increases in the cost of labor and employment matters, product liability claims or product recalls; technology failures or cyberattacks; changes in interest rates; the impact of debt levels on operating flexibility and access to capital and credit markets; adverse changes in our credit rating (whether as a result of our operations or prospects or as a result of those of The Coca‑Cola Company or other bottlers in the Coca‑Cola system); changes in legal contingencies; legislative changes affecting our distribution and packaging; adoption of significant product labeling or warning requirements; additional taxes resulting from tax audits; natural disasters and unfavorable weather; global climate change or legal or regulatory responses to such change; issues surrounding labor relations with unionized employees; bottler system disputes; our use of estimates and assumptions; changes in accounting standards; the impact of volatility in the financial markets on access to the credit markets; the impact of acquisitions or dispositions of bottlers by their franchisors; changes in the inputs used to calculate our acquisition related contingent consideration liability; and the concentration of our capital stock ownership. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in the Company’s fiscal 2016 Annual Report on Form 10-K, Item 1A. Risk Factors. The forward-looking statements contained in this news release speak only as of this date, and the Company does not assume any obligation to update them except as required by law.

—Enjoy Coca‑Cola—

Financial Statements

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED CONDENSED STATEMENTS OF OPERATIONS

(Unaudited)

	Second Quarter		First Half
(in thousands, except per share data)	2017	2016	2017	2016
Net sales	$1,169,291	$840,384	$2,034,993	$1,465,840
Cost of sales	754,113	520,677	1,287,794	902,235
Gross profit	415,178	319,707	747,199	563,605
Selling, delivery and administrative expenses	367,865	264,971	686,278	496,468
Income from operations	47,313	54,736	60,921	67,137
Interest expense, net	10,440	9,808	19,910	19,169
Other expense, net	25,549	16,274	37,795	33,425
Loss on exchange of franchise territory	-	692	-	692
Income before income taxes	11,324	27,962	3,216	13,851
Income tax expense	3,743	10,638	52	5,560
Net income	7,581	17,324	3,164	8,291
Less: Net income attributable to noncontrolling interest	1,233	1,672	1,867	2,680
Net income attributable to Coca-Cola Bottling Co. Consolidated	$6,348	$15,652	$1,297	$5,611

Basic net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$0.68	$1.68	$0.14	$0.60
Weighted average number of Common Stock shares outstanding	7,141	7,141	7,141	7,141

Class B Common Stock	$0.68	$1.68	$0.14	$0.60
Weighted average number of Class B Common Stock shares outstanding	2,193	2,172	2,185	2,164

Diluted net income per share based on net income attributable to Coca-Cola Bottling Co. Consolidated:
Common Stock	$0.68	$1.67	$0.14	$0.59
Weighted average number of Common Stock shares outstanding – assuming dilution	9,374	9,353	9,366	9,345

Class B Common Stock	$0.67	$1.67	$0.13	$0.59
Weighted average number of Class B Common Stock shares outstanding – assuming dilution	2,233	2,212	2,225	2,204

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED CONDENSED BALANCE SHEETS

(Unaudited)

(in thousands)	July 2, 2017	January 1, 2017
ASSETS
Current Assets:
Cash and cash equivalents	$43,514	$21,850
Trade accounts receivable, net	383,434	267,213
Accounts receivable, other	117,115	97,361
Inventories	200,441	143,553
Prepaid expenses and other current assets	66,871	63,834
Total current assets	811,375	593,811
Property, plant and equipment, net	977,553	812,989
Leased property under capital leases, net	30,689	33,552
Other assets	99,587	86,091
Franchise rights	-	533,040
Goodwill	160,427	144,586
Other identifiable intangible assets, net	811,810	245,415
Total assets	$2,891,441	$2,449,484

LIABILITIES AND EQUITY
Current Liabilities:
Current portion of obligations under capital leases	$7,875	$7,527
Accounts payable and accrued expenses	594,213	450,380
Total current liabilities	602,088	457,907
Deferred income taxes	146,649	174,854
Pension, postretirement and other liabilities	658,884	505,251
Long-term debt and obligations under capital leases	1,117,729	948,448
Total liabilities	2,525,350	2,086,460

Equity:
Stockholders' equity	278,331	277,131
Noncontrolling interest	87,760	85,893
Total liabilities and equity	$2,891,441	$2,449,484

COCA‑COLA BOTTLING CO. CONSOLIDATED

CONSOLIDATED CONDENSED STATEMENTS OF CASH FLOWS

(Unaudited)

	First Half
(in thousands)	2017	2016
Cash Flows from Operating Activities:
Consolidated net income	$3,164	$8,291
Depreciation expense and amortization of intangible assets and deferred proceeds	77,047	52,329
Deferred income taxes	(24,918)	(1,476)
Proceeds from conversion of Legacy Territories bottling agreements	87,066	-
Stock compensation expense	4,577	2,896
Fair value adjustment of acquisition related contingent consideration	28,365	33,425
Change in assets and liabilities (exclusive of acquisition)	1,114	(37,890)
Other	2,556	3,622
Net cash provided by operating activities	178,971	61,197

Cash Flows from Investing Activities:
Acquisition of Expansion Territories, net of cash acquired, glacéau distribution agreement consideration and proceeds from cold drink equipment acquired in Expansion Transactions	(234,957)	(174,695)
Additions to property, plant and equipment (exclusive of acquisition)	(79,607)	(79,625)
Other	(617)	(6,352)
Net cash used in investing activities	(315,181)	(260,672)

Cash Flows from Financing Activities:
Borrowings under Revolving Credit Facility, Term Loan Facility and Senior Notes	363,000	610,000
Payment on Revolving Credit Facility and Senior Notes	(190,000)	(399,757)
Cash dividends paid	(4,662)	(4,652)
Payment on acquisition related contingent consideration	(6,556)	(7,926)
Principal payments on capital lease obligations	(3,695)	(3,488)
Other	(213)	(877)
Net cash provided by financing activities	157,874	193,300

Net increase (decrease) during the period	21,664	(6,175)
Cash at beginning of period	21,850	55,498
Cash at end of period	$43,514	$49,323

Non-GAAP Financial Measures

The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP financial measures provide users with additional meaningful financial information that should be considered when assessing the Company’s ongoing performance. Further, given the transformation of the Company’s business through expansion transactions with The Coca‑Cola Company, the Company believes these non-GAAP financial measures allow users to better appreciate the impact of these transactions on the Company’s performance. Management also uses these non-GAAP financial measures in making financial, operating and planning decisions and in evaluating the Company's performance. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. The Company’s non-GAAP financial information does not represent a comprehensive basis of accounting.

The following tables reconcile reported GAAP results to comparable results for the second quarter of 2017 and the second quarter of 2016:

	Second Quarter 2017
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,169,291	$47,313	$11,324	$6,348	$0.68
Fair value adjustments for commodity hedges	-	1,187	1,187	729	0.08
Amortization of converted distribution rights	-	2,760	2,760	1,695	0.18
January 2016 Expansion Transactions settlement	-	-	9,442	5,797	0.62
2017 & 2016 acquisitions impact	(472,649)	(15,320)	(15,320)	(9,406)	(1.00)
Expansion transaction expenses	-	11,574	11,574	7,106	0.75
Fair value adjustment of acquisition related contingent consideration	-	-	16,119	9,897	1.05
Total reconciling items	(472,649)	201	25,762	15,818	1.68
Comparable results (non-GAAP)	$696,642	$47,514	$37,086	$22,166	$2.36

	Second Quarter 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$840,384	$54,736	$27,962	$15,652	$1.68
Fair value adjustments for commodity hedges	-	(2,770)	(2,770)	(1,704)	(0.18)
2016 acquisitions impact	(162,819)	(13,502)	(13,502)	(8,304)	(0.89)
Expansion transaction expenses	-	7,005	7,005	4,308	0.46
Exchange of franchise territories	-	-	692	426	0.05
Impact of changes in product supply governance	-	(1,105)	(1,105)	(680)	(0.07)
Fair value adjustment of acquisition related contingent consideration	-	-	16,274	10,009	1.06
Total reconciling items	(162,819)	(10,372)	6,594	4,055	0.43
Comparable results (non-GAAP)	$677,565	$44,364	$34,556	$19,707	$2.11

The following tables reconcile reported GAAP results to comparable results for the first half of 2017 and the first half of 2016:

	First Half 2017
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$2,034,993	$60,921	$3,216	$1,297	$0.14
Fair value adjustments for commodity hedges	-	860	860	528	0.06
Amortization of converted distribution rights	-	2,760	2,760	1,695	0.18
January 2016 Expansion Transactions settlement	-	-	9,442	5,797	0.62
2017 & 2016 acquisitions impact	(737,555)	(19,770)	(19,770)	(12,138)	(1.29)
Expansion transaction expenses	-	19,226	19,226	11,804	1.24
Fair value adjustment of acquisition related contingent consideration	-	-	28,365	17,416	1.86
Total reconciling items	(737,555)	3,076	40,883	25,102	2.67
Comparable results (non-GAAP)	$1,297,438	$63,997	$44,099	$26,399	$2.81

	First Half 2016
(in thousands, except per share data)	Net sales	Income from operations	Income before income taxes	Net income	Basic net income per share
Reported results (GAAP)	$1,465,840	$67,137	$13,851	$5,611	$0.60
Fair value adjustments for commodity hedges	-	(3,810)	(3,810)	(2,344)	(0.25)
2016 acquisitions impact	(198,130)	(14,708)	(14,708)	(9,046)	(0.97)
Expansion transaction expenses	-	13,428	13,428	8,258	0.89
Special charitable contribution	-	4,000	4,000	2,460	0.26
Exchange of franchise territories	-	-	692	426	0.05
Impact of changes in product supply governance	-	(3,318)	(3,318)	(2,041)	(0.22)
Fair value adjustment of acquisition related contingent consideration	-	-	33,425	20,557	2.20
Total reconciling items	(198,130)	(4,408)	29,709	18,270	1.96
Comparable results (non-GAAP)	$1,267,710	$62,729	$43,560	$23,881	$2.56